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                                                                  Exhibit 23(a)2

                       CADRE INSTITUTIONAL INVESTORS TRUST

           Certificate of Designation Establishing New Series of Shares

     The undersigned, constituting a majority of the trustees (the "Trustees") of Cadre Institutional Investors Trust, organized under the laws of the State of Delaware as a business trust (the "Trust"), hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6 of Article III of the Amended and Restated Declaration of Trust dated June 17, 1998 (the "Declaration of Trust") have executed this instrument for the purpose of establishing new series of shares of the Trust and specifying the rights and privileges of such series, as follows:

     1. There are hereby established and designated, effective as of the date hereof, eight new series (the "Series") of shares of the Trust, which series shall be known as:

            Cadre Network Health Financial Services Money Market Fund; Cadre Network Health Financial Services U.S. Government
               Money Market Fund;
            Investment Services for Education Associations Money Market
               Fund;
            Institutional Cash Fund;
            New Jersey School Districts Liquid Asset Fund;
            Utah School Districts Liquid Asset Fund;

(All of the above mentioned series shall be collectively referred to herein as the "Funds.")

            Money Market Portfolio (the "Money Market Portfolio"); and

            U.S. Government Money Market Portfolio (the "Government
            Portfolio").

            (The Money Market Portfolio and the Government Portfolio shall be collectively referred to herein as the "Portfolios.")

     2. Beneficial interest in each of the series of the Trust hereby established shall be divided into shares having a par value of $0.001 per share ("Shares"), of which an unlimited number may be issued.

     3. Shares of each of the series hereby established shall have the rights and preferences provided in Article III, Section 6 of the Declaration of Trust and elsewhere in the Declaration of Trust, except as otherwise set forth in this Certificate of Designation.

     4. Shares of the Portfolios shall be non-transferable by the holders thereof.
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     5. Shares of the Portfolios may be held by Institutional Investors, as defined below, and may not be purchased or held by individuals, S corporations, partnerships, or grantor trusts that are beneficially owned by an individual, S corporation or partnership. The term "Institutional Investor" includes: registered investment companies and series thereof (including series of the Trust); Section 501(c) group trusts; local government investment pools established for the investment of the funds of any state of the United States or any political subdivision or agency or instrumentality thereof; and other collective investment vehicles.

     6. The Trustees from time to time may, in their discretion and without the vote of shareholders, permit the purchase of shares of the Portfolios by such party or parties (or permit the increase in the shares of a holder) and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses.

     7. The Portfolios shall each elect to be taxed as a partnership for federal and state income tax purposes.

     8. The allocation of income, gains and loss to shareholders of the Portfolios shall be governed by Exhibit A attached hereto.

     9. Shares of each Series created hereunder shall have such voting rights as provided by the Declaration of Trust.

     10. All capitalized terms which are not defined herein shall have the same meanings as are assigned to such terms in the Declaration of Trust.

     11. This Certificate of Designation may be executed in counterparts, each of which shall, for all purposes, constitute an original, and all of which when taken together, shall constitute but one and the same instrument.

             IN WITNESS WHEREOF, each of the undersigned Trustees of the Trust have set their hands as of the 17th day of June, 1998.



                                 /s/ William T. Sullivan, Jr.
                                 ----------------------------
                                 William T. Sullivan, Jr.



                                 /s/ David L. Boyle
                                 ----------------------------
                                 David L. Boyle



                                 /s/ Russell E. Galipo
                                 ----------------------------
                                 Russell E. Galipo

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                                 /s/ Donald E. Gray, Jr.
                                 ------------------------
                                 Donald E. Gray, Jr.



                                 /s/ C. Roderick O'Neil
                                 ------------------------
                                 C. Roderick O'Neil



                                 /s/ William J. Reynolds
                                 ------------------------
                                 William J. Reynolds

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                                                                       Exhibit A

  ALLOCATION OF INCOME, GAINS AND LOSS TO SHAREHOLDERS OF THE PORTFOLIOS

Section 1. Definitions.


     Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The term "Adjusted Basis" means, with respect to any Security, its adjusted basis for federal income tax purposes.

     (b) The term "Adjusted Gross Asset Value" means, with respect to a Built-in Gain Security, the lesser of (i) the Gross Asset Value of such Security on the day such Security is contributed to the Trust and (ii) the lowest Gross Asset Value of such Security on any day thereafter, and with respect to a Built-in Loss Security, the higher of (i) the Gross Asset Value of such Security on the day such Security is contributed to the Trust and (ii) the highest Gross Asset Value of such Security on any day thereafter.

     (c) The term "Appreciated Security" means any Security held by a Portfolio immediately before but on the same day as a new entity becomes a Shareholder if on such day the Gross Asset Value of such Security exceeds (i) its Adjusted Basis, or if such Security is a Built-in Gain Security (ii) its Adjusted Gross Asset Value.

     (d) The term "Book Capital Account" means, with respect to each Shareholder of a Portfolio, the capital account maintained for such Shareholder on a daily basis in accordance with the following provisions:

          (i) To each Shareholder's Book Capital Account in a Portfolio there shall be credited (a) the amount of money and the Gross Asset Value of any property contributed by such Shareholder to the Portfolio, (b) such Shareholder's distributive share of Net Income of the Portfolio, (c) such Shareholder's distributive share of Book Sales Gain of the Portfolio, and (d) the amount of any liabilities of the Portfolio assumed by such Shareholder or which are secured by any property distributed to such Shareholder.

          (ii) To each Shareholder's Book Capital Account there shall be debited
(a) the amount of money and the Gross Asset Value of any property of the Portfolio distributed to such Shareholder pursuant to any provision of the Declaration of Trust, as modified by this Certificate of Designation, (b) such Shareholder's distributive share of Net Loss of the Portfolio, (c) such Shareholder's distributive share of Book Sales Loss of the Portfolio, and (d)
and the amount of any liabilities of such Shareholder assumed by the Portfolio or which are secured by any property contributed by such Shareholder to the Portfolio.
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     Any decisions relating to the maintenance of Book Capital Accounts shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of this Certificate of Designation. In the event the Trustees shall determine that it is prudent to modify the manner in which the Book Capital Accounts, or any debits or credits thereto, are computed in order to reflect the purpose and intention of this Certificate of Designation, the Trustee may make such modification.

     (e) The terms "Book Sales Gain" or "Book Sales Loss" means, for any day, the difference, positive or negative, as the case may be, between (x) the aggregate Gross Asset Value of all Securities held by a Portfolio at any time during such day other than Securities acquired by the Portfolio on such day and
(y) the aggregate Gross Asset Value of all such Securities as determined for the preceding day.

     (f) The term "Built-in Gain Security" means any Security contributed by a Shareholder to a Portfolio if on the day such Security is contributed to the Portfolio its Gross Asset Value exceeds its Adjusted Basis.

     (g) The term "Built-in Loss Security" means any Security contributed by a Shareholder to a Portfolio if on the day such Security is contributed to the Portfolio its Gross Asset Value is less than its Adjusted Basis.

     (h) The term "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     (i) The term "Depreciated Security" means any Security held by a Portfolio immediately before but on the same day as a new entity becomes a Shareholder if on such day such Security's Gross Asset Value is less than (i) its Adjusted Basis, or if such Security is a Built-in Loss Security (ii) its Adjusted Gross Asset Value.

     (j) The term "Gross Asset Value" means, with respect to any Security, the value of such Security determined in accordance with such procedures as are approved by the Trustees for use in determining the value of the assets of a Portfolio, which procedures may include the use of amortized cost valuation, and as are consistent with the provisions of the Investment Company Act of 1940 and the rules thereunder.

     (k) The term "Modified Gross Asset Value" means, with respect to an Appreciated Security, the lesser of (i) the Gross Asset Value of such Security on the day such Security became an Appreciated Security and (ii) the lowest Gross Asset Value of such Security on any day thereafter, and with respect to a Depreciated Security, the higher of (i) the Gross Asset Value of such Security on the day such Security became a Depreciated Security and (ii) the highest Gross Asset Value of such Security on any day thereafter.
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     (l) The terms "Net Income" or "Net Loss" means, for any day, the sum, if positive, or if negative, as the case may be, of all items of income, gain, deduction and loss (other than items included in computing Tax Sales Gain, Tax Sales Loss, Remaining Built-in Gain, Remaining Built-in Loss, Remaining Appreciated Gain or Remaining Depreciated Loss) recognized by a Portfolio on such day for federal income tax purposes and determined in accordance with the provisions of this Certificate of Designation.

     (m) The term "Percentage Interest" means, with respect to any Shareholder, as of any day, the ratio (expressed as a percentage) of such Shareholder's Book Capital Account in a Portfolio as of the close of business on the preceding day to the aggregate Book Capital Accounts of all Shareholders of that Portfolio as of the close of business on such preceding day, such Book Capital Accounts to be determined after giving effect to all contributions, distributions, and allocations with respect to the Portfolio through such preceding day.

     (n) The term "Positive Book/Tax Disparity" means, with respect to any Shareholder, the excess (if any) of such Shareholder's Book Capital Account in a Portfolio over the sum of such Shareholder's (i) Tax Capital Account in the Portfolio, (ii) Remaining Built-in Gain with respect to each Built-in Gain Security contributed by such Shareholder to the Portfolio and (iii) share of Remaining Appreciated Gain of the Portfolio.

     (o) The term "Positive Tax/Book Disparity" means, with respect to any Shareholder, the excess (if any) of such Shareholder's Tax Capital Account in a Portfolio over the sum of such Shareholder's (i) Book Capital Account in the Portfolio, (ii) Remaining Built-in Loss with respect to each Built-in Loss Security contributed by such Shareholder to the Portfolio and (iii) share of Remaining Depreciated Gain of the Portfolio.

     (p) The term "Regulations" means, the Income Tax Regulations, including temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     (q) The term "Remaining Appreciated Gain" means, with respect to each Appreciated Security, the excess (if any) of such Security's Modified Gross Asset Value over such Security's Adjusted Basis, or if such Security is a Built-in Gain Security its Adjusted Gross Asset Value, on the day such Security became an Appreciated Security.

     (r) The term "Remaining Built-in Gain" means, with respect to each Built-in Gain Security, the excess (if any) of such Security's Adjusted Gross Asset Value over such Security's Adjusted Basis on the day such Security is contributed to a Portfolio.
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     (s) The term "Remaining Built-in Loss" means, with respect to each Built-in
Loss Security, the excess (if any) of such Security's Adjusted Basis on the day such Security is contributed to a Portfolio over such Security's Adjusted Gross Asset Value.

     (t) The term "Remaining Depreciated Loss" means, with respect to each Depreciated Security, the excess (if any) of such Security's Adjusted Basis, or if such Security is a Built-in Loss Security its Adjusted Gross Asset Value, on the day such Security became a Depreciated Security over such Security's Modified Gross Asset Value.

     (u) The term "Security" (or "Securities") means securities and other financial instruments of United States and foreign entities, including, without limitation, capital stock; shares of beneficial interest; partnership interests and similar financial instruments; interests in real estate and real estate related assets; bonds, notes, debentures (whether subordinated, convertible or otherwise); currencies; interest rate, currency, commodity, equity and other derivative products, including, without limitation, (i) futures contracts (and options thereon) relating to stock indices, currencies, United States Government securities and securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions and
(iv) agreements relating to or securing such transactions; equipment lease certificates; equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; participations; mutual funds; money market funds; obligations of the United States or any state thereof, foreign governments and instrumentalities of any of them; commercial paper; certificates of deposit; banker's acceptances; trust receipts; and other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable.

     (v) The term "Shareholder" means a holder of Shares of a Portfolio.

     (w) The term "Tax Capital Account" means, with respect to each Shareholder of a Portfolio, the capital account maintained for such Shareholder on a daily basis in accordance with the following provisions:

          (i) To each Shareholder's Tax Capital Account in a Portfolio there shall be credited (a) the amount of money and the Adjusted Basis of any property contributed by such Shareholder to the Portfolio, (b) such Shareholder's distributive share of Net Income of the Portfolio, (c) such Shareholder's distributive share of Tax Sales Gain of the Portfolio, and (d) the amount of any liabilities of the Portfolio assumed by such Shareholder or which are secured by any property of the Portfolio distributed to such Shareholder.
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          (ii) To each Shareholder's Tax Capital Account there shall be debited
(a) the amount of money and the Gross Asset Value of any property of the Portfolio distributed to such Shareholder pursuant to any provision of the Declaration of Trust, as modified by this Certificate of Designation, (b) such Shareholder's distributive share of Net Loss of the Portfolio, (c) such Shareholder's distributive share of Tax Sales Loss of the Portfolio, and (d) the amount of any liabilities of such Shareholder assumed by the Portfolio or which are secured by any property contributed by such Shareholder to the Portfolio.

     Any decisions relating to the maintenance of Tax Capital Accounts shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of this Certificate of Designation. In the event the Trustees shall determine that it is prudent to modify the manner in which the Tax Capital Accounts, or any debits or credits thereto, are computed in order to reflect the purpose and intention of this Certificate of Designation, the Trustee may make such modification.

     (x) The terms "Tax Sales Gain" or "Tax Sales Loss" means, for any day, the sum, if positive, or if negative, as the case may be, of all items of gain or loss recognized by a Portfolio on such day for federal income tax purposes from the sale or other disposition of Securities (other than items of gain or loss included in Remaining Built-in Gain, Remaining Built-in Loss, Remaining Appreciated Gain or Remaining Depreciated Loss with respect to such Securities).

Section 2.  Net Income and Net Loss.

     For each day specified by the Board of Trustees as a day on which a Portfolio prices its Shares (a "Business Day"), Net Income or Net Loss of such Portfolio, if any, will be allocated among the Shareholders of that Portfolio, and credited or charged, as the case may be, to their Book Capital Accounts and Tax Capital Accounts, in accordance with their Percentage Interests on such day.

Section 3.  Book Sales Gain and Book Sales Loss.

     For each Business Day of a Portfolio, Book Sales Gain or Book Sales Loss of such Portfolio; if any, will be allocated among the Shareholders of that Portfolio, and credited or charged, as the case may be, to their Book Capital Accounts, in accordance with their Percentage Interests on such day.
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Section 4.  Tax Sales Gain and Tax Sales Loss.

     For each Business Day of a Portfolio, Tax Sales Gain or Tax Sales Loss of such Portfolio, if any, will be allocated among the Shareholders of that Portfolio, and credited or charged, as the case may be, to their Tax Capital Accounts, as follows:

     (a) Tax Sales Gain will be allocated, first, to those Shareholders with Positive Book/Tax Disparities in proportion to and to the extent thereof, second, to the Shareholders in such manner so as to eliminate as quickly as possible any difference between the ratio (expressed as a percentage) of each Shareholder's Positive Tax/Book Disparity to the aggregate Positive Tax/Book Disparities of all Shareholders and such Shareholder's Percentage Interest, and, thereafter, to all Shareholders in accordance with their Percentage Interests.

     (b) Tax Sales Loss will be allocated, first, to those Shareholders with Positive Tax/Book Disparities in proportion to and to the extent thereof, second, to the Shareholders in such manner so as to eliminate as quickly as possible any difference between the ratio (expressed as a percentage) of each Shareholder's Positive Book/Tax Disparity to the aggregate Positive Book/Tax Disparities of all Shareholders and such Shareholder's Percentage Interest, and, thereafter, to all Shareholders in accordance with their Percentage Interests.

Section 5.  Remaining Built-in Gain and Remaining Built-in Loss.

     Whenever a Portfolio recognizes gain or loss for federal income tax purposes from the sale or other disposition of a Security, any Remaining Built-in Gain or Remaining Built-in Loss with respect to such Security shall be allocated to the Shareholder who contributed such Security to the Portfolio.

Section 6.  Remaining Appreciated Gain and Remaining Appreciated Loss.

     (a) For purposes of computing a Shareholder's Positive Book/Tax Disparity or Positive Tax/Book Disparity, such Shareholder's share of Remaining Appreciated Gain or Remaining Appreciated Loss with respect to an Appreciated Security or a Depreciated Security shall be determined by such Shareholder's Percentage Interest on the day such Security became an Appreciated Security or a Depreciated Security.
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     (b) Whenever a Portfolio recognizes gain or loss for federal income tax purposes from the sale or other disposition of a Security, any Remaining Appreciated Gain or Remaining Depreciated Loss with respect to such Security shall be allocated to the Shareholders of the Portfolio in accordance with their Percentage Interests on the day such Security became an Appreciated Security or a Depreciated Security.

Section 7.  Distribution In-kind.

     Whenever a Portfolio makes an in-kind distribution of a Security to any Shareholder, such Security shall be treated for all purposes as sold for an amount equal to the Gross Asset Value of such Security on the day of distribution.

Section 8.  Code Section 754 Adjustment.

     Whenever an adjustment to the Adjusted Basis of any Security pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations
Section 1.704-1(b)(iv)(m) to be taken into account in determining capital accounts as the result of a distribution to a Shareholder in complete liquidation of its interest in a Portfolio, appropriate adjustments shall be Tax Capital Accounts (and related items) of Shareholders to reflect such adjustment.

     Any elections or other decisions relating to allocations under this Section shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of the Declaration of Trust, as modified by this Certificate of Designation. Allocations of Tax Sales Gain, Tax Sales Loss, Remaining Built-in-Gain, Remaining Built-in- Loss, Remaining Appreciated Gain and Remaining Depreciated Loss are solely for purposes of federal, state and local taxes and shall not affect, or any way to be taken into account, in computing any Shareholder's Book Capital Account or share of Book Sales Gain and Book Sales Loss, other related items, or distributions pursuant to any provisions of this Certificate of Designation.

Section 9.  Determination of Net Income.

     In determining the Net Income of each Portfolio for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued with respect to that Portfolio as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period. The Net Income of each
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Portfolio for any period may be adjusted for amounts included on account of Net
Income in the net asset value of Shares of the Portfolio issued or redeemed or repurchased during that period. In determining the Net Income of a Portfolio for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income, unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to a Portfolio which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required by the said decree.

Section 10.  Determination of Shares.

     The interests of Shareholders in each Portfolio shall be evidenced and represented by Shares of such Portfolio as follows. On the date of the initial contribution of cash or Securities to a Portfolio, Shares of the Portfolio shall be issued to the entity or entities contributing such cash or Securities in an amount determined by dividing the total amount of all Book Capital Accounts in the Portfolio by $1.00, or such other amount as may be specified by the Board of Trustees. Thereafter, a net asset value per Share of a Portfolio shall be determined on each Business Day by dividing the total amount of all Book Capital Accounts in the Portfolio after making all allocations required to be made on such day, but before the issuance or redemption of any Shares on such day, by the total number of Shares of the Portfolio then issued and outstanding, and (a) each contribution of cash or Securities shall be evidenced by the issuance of that number of Shares of the Portfolio as is equal to the amount of the contribution divided by the applicable net asset value per Share, and (b) each distribution of cash or Securities to a Shareholder shall be reflected as a redemption of that number of Shares of the Portfolio as is equal to the amount of the distribution divided by the applicable net asset value per Share.